The Blackstone Group
Confidential Materials Prepared For:
The Special Committee of the Lafarge North America Board of Directors
March 23, 2006

Confidential Materials Prepare for The Special Committee of the Lafarge North America Board of Directors
Table of Contents
1. Transaction Overview 2. Valuation Analysis 3. Affordability Analysis
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The Blackstone Group
Transaction Overview

Transaction Overview Description of Key Terms and Conditions
Offer Terms Form of Consideration Timing / Expiration Financing Selected Tender Conditions
Tender offer of $75 per share for each common share of Lafarge North America not already owned by Lafarge S.A. or its affiliates
Upon successful tender of Lafarge N.A. common shares where the 90% condition is satisfied, Lafarge S.A. intends to commence a short-form merger between its acquisition subsidiary and Lafarge North America
100% Cash Original tender offer was set to expire on March 20, 2006 On March 6, 2006, Lafarge S.A. extended the expiration of the tender offer to April 3, 2006 No financing condition
Lafarge S.A. has entered into a US$2.8 billion credit agreement with JP Morgan and BNP Paribas to fund a portion of the transaction
Lafarge S.A. intends to draw on its existing EUR1.85 billion credit facility for any incremental funds necessary to fund the transaction
Lafarge S.A. must receive the approval of both JP Morgan and BNP Paribas to increase its offer price Minimum Tender Condition
- Majority of the minority shares (including Exchangeable Preferred Shares of Lafarge Canada, Inc.) must be tendered
- Cannot be waived 90% Condition
- Requirement that Lafarge S.A. own at least 90% of total outstanding shares (including Exchangeable Preferred Shares of Lafarge Canada, Inc.) after completion of tender
- May be waived Business material adverse change clause (loosely drafted)
Market material adverse change clause (triggered by 20% decline since February 5, 2006 of either Dow Jones Industrial Average or S&P 500)
No commencement of war or terrorist acts No suspension of / limitation of currency exchange markets
No person may become or propose to become a 5% holder of the cumulative Lafarge North America shares
No litigation challenging the acquisitions (not currently satisfied)
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# Transaction Overview

## Share Price Performance

### Lafarge North America


$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
Feb 3
Feb 10
Feb 17
Feb 24
Mar 3
Mar 10
Mar 17
$64.25
$82.14
$82.00
$82.35
$82.80
$82.91
$82.80
$84.14
+27.8%
+31.0% (4)
$75.00 Offer Price

| | Feb 3 | Feb 10 | Feb 17 | Feb 24 | Mar 3 | Mar 10 | Mar 17 |
|---|---|---|---|---|---|---|---|
| | | | | Week Ending: | | | |
| Average Daily Trading Volume (000s) | 594 | 3,547 | 924 | 400 | 345 | 365 | 571 |
| Multiple of Pre-Ann. ADTV [(1)] | 1.0x | 6.2x | 1.6x | 0.7x | 0.6x | 0.6x | 1.0x |
| % of Public Float [(2)] | — | 55.7% | 14.5% | 6.3% | 5.4% | 5.7% | 9.0% |
| Cumulative % of Public Float [(3)] | — | 55.7% | 70.3% | 76.6% | 82.0% | 87.7% | 96.7% |

### Lafarge S.A.


€ 95.00
€ 92.50
€ 90.00
€ 87.50
€ 85.00
€ 82.50
€ 80.00
Feb 3
Feb 10
Feb 17
Feb 24
Mar 3
Mar 10
Mar 17
€86.50
€89.50
€86.50
€89.40
€90.10
€87.90
€88.15
€89.95
+3.5%
+4.0% (5)

| | Feb 3 | Feb 10 | Feb 17 | Feb 24 | Mar 3 | Mar 10 | Mar 17 |
|---|---|---|---|---|---|---|---|
| | | | | Week Ending: | | | |
| Average Daily Trading Volume (000s) | 853 | 1,891 | 1,721 | 1,572 | 1,006 | 1,123 | 1,105 |
| Multiple of Pre-Ann. ADTV [(1)] | 0.5x | 1.2x | 1.1x | 1.0x | 0.6x | 0.7x | 0.7x |
| % of Public Float [(2)] | — | 5.8% | 5.3% | 4.8% | 3.1% | 3.4% | 3.4% |
| Cumulative % of Public Float [(3)] | — | 5.8% | 11.0% | 15.8% | 18.9% | 22.3% | 25.7% |

*(1) Daily trading volume as a multiple of 3-Month Average Daily Trading Volume (ADTV). ADTV of 567.687 million shares for Lafarge NA; 1,595.179 million shares for Lafarge S.A.*

*(2) Public float of Lafarge North America equals the 35.300 million shares outstanding not currently beneficially owned by Lafarge Group, less the 3.426 million preferred shares for Lafarge Canada not currently beneficially owned by Lafarge Group.*

*(3) Public float of 163.745 million shares (per Lionshare).*

*(4) Closing price as of March 17, 2006, represents 12.2% premium over $75.00 offer price. Closing price of $83.73 as of March 22, 2006 was 30.3% above the closing price one-day prior to announcement and represents an 11.6% premium over $75.00 offer price.*

*(5) As of March 22, 2006, Lafarge S.A.'s closing price of €90.35 was 4.5% above the closing price one-day prior to announcement.*

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# Transaction Overview

## Implied Premiums and Multiples of Offer

### Implied Value

| Offer and Transaction Value | | |
|---|---|---|
| Offer Price | | $75.00 |
| Unaffected Price per Share[1] | | 64.25 |
| *Premium over Unaffected Price* | | *16.7%* |
| | **Value for Minority Shares** | **Implied Value for 100% of Shares** |
| **Gross Offer Value[2]** | **$3,281** | **$6,288** |
| Less: Options and Warrants Proceeds | (297) | (297) |
| **Net Offer Value** | **$2,984** | **$5,991** |
| Plus: Net Debt[3] | | 227 |
| **Transaction Value** | | **$6,218** |

### Implied Premiums and Multiples

| Premiums Analysis (Pre-Announcement) | |
|---|---|
| 1-Day ($64.25) | 16.7% |
| 1-Week Average ($63.64) | 17.9% |
| 1-Month Average ($60.72) | 23.5% |
| 6-Month Average ($60.97) | 23.0% |
| 1-Year Average ($60.69) | 23.6% |
| 52-Week High ($69.78) | 7.5% |
| All-Time High (8/2/05) ($70.47)[4] | 6.4% |

| Multiples | Transaction Value as a Multiple of | | |
|---|---|---|---|
| | **Revenue** | **EBITDA** | **P/E** |
| 2005 | 1.44x | 7.7x | 21.8x |
| 2006 (Management)[5] | 1.31x | 6.7x | 14.9x |
| 2006 (Street)[6] | 1.32x | 7.1x | 15.0x |

*Note: Dollars in millions, except per share data.*
(1) *Based on closing price as of February 3, 2006.*
(2) *Based on 43.744mm minority shares outstanding and 83.838mm total shares outstanding including options outstanding of 4.1mm and warrants outstanding of 4.4mm.*
(3) *Net debt as of December 31, 2005. Includes $776.1mm of debt, $691.9mm of cash and $143.1mm of preferred securities.*
(4) *Intraday high.*
(5) *Based on 2006 Management Outlook.*
(5) *Based on Longbow Research dated February 7, 2006.*

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Valuation Analysis
The Blackstone Group

Valuation Analysis Valuation Summary
(Per Share Amounts)
$120.00
$115.50
$110.00
$100.00 $96.75
$94.50
$89.75
$90.00
$80.00
Offer
$77.50 Price:
$75.25 $75.00
$70.00
$69.75 $70.00
$60.00
Discounted Cash Flow Analysis Discounted Cash Flow Analysis Public Company Comparables Premiums Analysis without Acquisitions with Acquisitions
Based on Average Comparables Middle 50% of Historical 7.5x — 9.5x Terminal Year EBITDA 7.5x — 9.5x Terminal Year EBITDA
Multiple Less 33% — 67% of 100% Cash Minority 9.0% — 10.0% Discount Rate 9.0% — 10.0% Discount Rate
Lafarge N.A.’s Historical Squeeze-Out Transactions
Multiple Discount Greater Than $500 million
___
Note: Per share amounts rounded to nearest $0.25. Based on 83.838mm shares outstanding including options outstanding of 4.1mm at a weighted average strike price of $41.26, warrants outstanding of 4.4mm at a weighted average strike price of $29.00 and net debt of $227.3mm (including $143.1mm of preferred securities).
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# Valuation Analysis

## Public Comparables by Region

### Enterprise Value / 2005A EBITDA[(1)]


15.0x
14.0x
13.0x
12.0x
11.0x
10.0x
9.0x
8.0x
7.0x
6.0x
5.0x
14.4x Texas Industries
14.1x Hanson
13.1x Vulcan Materials
12.2x Martin Marietta
12.1x Florida Rock
12.1x Eagle Materials
11.8x Rinker
11.2x Heidelberg Cement
10.1x Titan Cement
9.6x CRH
9.4x Cemex
8.5x Holcim
8.4x Lafarge S.A.
8.3x Italcementi
6.7x Buzzi Unicem Spa
12.6x North American Mean
9.6x International Mean
$123
$94
Value at LNA Multiple of:
12.6x
9.6x

### Enterprise Value / 2006E EBITDA[(2)]


12.0x
11.0x
10.0x
9.0x
8.0x
7.0x
6.0x
5.0x
11.6x Texas Industries
10.7x Vulcan Materials
10.2x Florida Rock
10.2x Martin Marietta
9.9x Rinker
9.8x Heidelberg Cement
9.6x Eagle Materials
9.0x Hanson
9.0x Titan Cement
8.4x CRH
8.3x Cemex
7.4x Lafarge S.A.
7.3x Holcim
6.8x Italcementi
6.5x Buzzi Unicem Spa
10.4x North American Mean
8.1x International Mean
$116
$90
Value at LNA Multiple of:
10.4x
8.1x
North American
International

*Source: Wall Street research and Company filings.*

(1) *Represents estimated CY2005 results for Cemex, Rinker, Florida Rock, Texas Industries and Eagle Materials.*

(2) *Comparable estimates based on Wall Street Research. Lafarge NA estimates based on Company's 2006 Outlook.*

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# Valuation Analysis

## Lafarge N.A.'s Historical Trading Gap Relative to Peers

*On average, Lafarge N.A. has traded at a 2.4x – 3.6x discount to North American Comps and a 1.0x – 2.5x discount to International Comps*

### EV / LTM EBITDA



15.0x
12.5
10.0
7.5
5.0
2.5
0.0
6.5x
11.2x
8.9x
7.8x
10.2x
9.1x
6.6x
10.2x
9.1x
6.7x
10.4x
8.8x
6.6x
10.0x
8.4x
5.7x
8.7x
7.1x
5.8x
8.2x
6.8x
Announcement Date
1 Month
3 Months
6 Months
1 Years
3 Years
5 Years
Lafarge NA
North American Comps
International Comps

### Comparables EV / LTM EBITDA Premiums to Lafarge N.A.

| Historical Discount To [1]: | |
|---|---|
| North American Comps: | 2.4x – 3.6x |
| International Comps: | 1.0x – 2.5x |



5.0x
4.0
3.0
2.0
1.0
0.0
4.6x
2.4x
2.4x
1.3x
3.5x
2.5x
3.6x
2.1x
3.4x
1.7x
3.0x
1.3x
2.5x
1.0x
Announcement Date
1 Month
3 Months
6 Months
1 Years
3 Years
5 Years
North American Comps
International Comps

*Source: Factset, public filings, Wall Street research and First Call.*
*Note: Date range of five years prior to announcement from February 2, 2001 to February 3, 2006. U.S. Composite includes Eagle Materials, Florida Rock, Martin Marietta, Rinker, and Vulcan Materials. International Composite includes Buzzi Unicem, Cemex, CRH, Hanson, Heidelberg Cement, Holcim, Italicementi, Lafarge SA and Titan.*
*(1) Historical discount calculated over periods of 1-month, 3-months, 6-months, 1-year, 3-years and 5-years prior to announcement date of February 3, 2006.*

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Valuation Analysis Considerations Underlying the Historical Trading Discount
Geographic Presence Fundamental Factors Product Mix
Growth and
Margins
Liquidity /
Float
Lafarge S.A.
Technical
Ownership
Factors
Research
Coverage
Lafarge N.A. does not have a presence in the fast growing Southwest market and its presence in the attractive Southeast market is derived through Blue Circle North America
However, Lafarge N.A.’s presence in Western North America can service the robust growth in California
The Great Lakes region, Northeastern United States and Central United States where Lafarge N.A. has a significant presence are all considered relatively mature markets with weak future growth prospects
Lafarge NA’s significant operations in Canada (47% of 2005 EBIT) are considered low growth Second largest proportionate Cement business (~34% of sales) relative to North American peers At 57%, AC&A represents a smaller portion of Lafarge N.A.’s business than it does for peers
2007-2010 EPS CAGR for Lafarge N.A. of 4.4% and I/B/E/S LT EPS growth rate of 10.0% relative to North American peer average I/B/E/S LT EPS growth rate of 18.2%
LTM EBITDA margin of 18.7% relative to North American peer average of 24.2% With approximately 45% of its shares floating publicly, Lafarge N.A. lacks a significant public float Ownership position of 53% of primary shares outstanding and 48% of fully diluted shares outstanding Lafarge S.A. stated it is not interested in selling its shares No major investment bank or research firm covers Lafarge N.A. Current research is offered by a regional firm (BB&T) and research boutiques (Longbow, Dundee, Oscar Gruss, National Financial)
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# Valuation Analysis

## Indicative Prices Based On Historical Discount to Market

### North American Comparables (Dollars in Millions, Except per Share Data)

| | | | | |
|---|---|---|---|---|
| **Proportion of LNA Historical Discount Applied** | **33.3%** | **33.3%** | **66.7%** | **66.7%** |
| Range of LNA Historical Discounts [1] | (2.4x) | (3.6x) | (2.4x) | (3.6x) |
| LNA Multiple Discount Applied | (0.8x) | (1.2x) | (1.6x) | (2.4x) |
| Comps Avg 2005 EBITDA Mult. [2] | 12.6x | 12.6x | 12.6x | 12.6x |
| **Implied LNA Multiple** | **11.8x** | **11.4x** | **11.0x** | **10.2x** |
| Implied Enterprise Value | $9,607 | $9,268 | $8,964 | $8,286 |
| Implied Equity Value | $9,379 | $9,041 | $8,737 | $8,059 |
| **Implied Lafarge N.A. Price** | **$115.42** | **$111.38** | **$107.75** | **$99.67** |

### International Comparables (Dollars in Millions, Except per Share Data)

| | | | | |
|---|---|---|---|---|
| **Proportion of LNA Historical Discount Applied** | **33.3%** | **33.3%** | **66.7%** | **66.7%** |
| Range of LNA Historical Discounts [1] | (1.0x) | (2.5x) | (1.0x) | (2.5x) |
| LNA Multiple Discount Applied | (0.3x) | (0.8x) | (0.7x) | (1.7x) |
| Comps Avg 2005 EBITDA Mult. [2] | 9.6x | 9.6x | 9.6x | 9.6x |
| **Implied LNA Multiple** | **9.3x** | **8.7x** | **8.9x** | **7.9x** |
| Implied Enterprise Value | $7,524 | $7,107 | $7,257 | $6,422 |
| Implied Equity Value | $7,297 | $6,879 | $7,030 | $6,194 |
| **Implied Lafarge N.A. Price** | **$90.58** | **$85.60** | **$87.39** | **$77.43** |

(1) *Represents 2005 EBITDA trading multiple of respective comparable groups based on 2005 (actual and estimated) EBITDA figures. North American comparables group includes Eagle Materials, Florida Rock, Martin Marietta, Rinker, and Vulcan Materials. International comparables group includes Buzzi Unicem, Cemex, CRH, Hanson, Heidelberg Cement, Holcim, Italicementi, Lafarge SA and Titan.*

(2) *Represents range of average of discounts from date ranges of 1 month to 5 years.*

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# Valuation Analysis

## Minority "Squeeze-Out" Premiums Paid Analysis

### Precedent 100% Cash Transactions Greater Than $500 Million

| Ann. Date | Acquiror | Target | Value | Ownership Prior to Deal | Initial Premium[1] | Final Premium[1] | Days from Ann. to Close |
|---|---|---|---|---|---|---|---|
| 09/01/2005 | IYG Holding Co | 7-Eleven Inc. | $1,301.5 | 68.4% | 14.7% | 32.3% | NA |
| 08/02/2004 | Cox Enterprises Inc. et al | Cox Communications | 8,389.6 | 61.4% | 16.0% | 26.0% | 128 |
| 08/14/2002 | First Banks | First Banks America | 521.2 | 93.8% | 0.9% | 0.9% | 139 |
| 07/26/2002 | Samuel Heyman's | International Specialty Products, Inc. | 674.9 | 77.9% | 1.2% | 4.3% | 217 |
| 06/06/2001 | Liberty Mutual Insurance | Liberty Financial Cos. | 536.0 | 65.6% | 24.8% | 24.8% | 190 |
| 05/30/2001 | Bacou SA | Bacou USA | 515.0 | 67.4% | 21.8% | 21.8% | 99 |
| 03/26/2001 | Credit Suisse First Boston | CSFBdirect | 654.9 | 82.0% | 60.0% | 140.0% | 148 |
| 02/15/2001 | Westfield America Trust | Westfield America | 1,050.8 | 55.9% | 12.5% | 12.5% | 225 |
| 10/27/2000 | Enron Corp | Azurix | 987.9 | 64.9% | 96.5% | 135.1% | 140 |
| 09/21/2000 | Ford Motor | Hertz | 734.0 | 81.0% | 23.7% | 46.4% | 169 |
| 03/27/2000 | Hartford Fin Svcs Group | Hartford Life (ITT Hartford) | 1,324.6 | 80.4% | 3.4% | 18.7% | 92 |
| 03/23/2000 | Security Capital Group | Homestead Village | 585.0 | 72.3% | 23.6% | 49.1% | 77 |
| 03/17/2000 | BP Amoco | Vastar Resources | 1,575.7 | 80.1% | 12.5% | 31.5% | 182 |
| 01/31/2000 | Thermo Instrument Systems | Thermo BioAnalysis | 592.4 | 70.0% | 51.4% | 51.4% | 80 |
| 01/31/2000 | Thermo Instrument Systems | ThermoQuest Corp. | 843.5 | 85.4% | 36.0% | 36.0% | 102 |
| 01/31/2000 | Thermo Instrument Systems | Thermo Optek Corp | 780.7 | 90.0% | 6.7% | 6.7% | 102 |
| | | | | Median | 18.9% | 28.7% | 139 |

| Implied Lafarge N.A. Price @ Middle 50% of Premiums | Low | High |
|---|---|---|
| Implied Final Premium | 17.1% | 47.1% |
| Implied Lafarge N.A. Price | $75.24 | $94.49 |

*Source: SDC.*
*Note: Represents transactions for U.S. targets where acquiror used cash consideration to squeeze-out minority stake greater than $500 million.*
*(1) Based on closing price 1-day prior to announcement.*

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Valuation Analysis Discounted Cash Flow Analysis without Acquisitions
(Dollars in Millions, Except per Share Data) Calendar Year Ending December 31, Adjusted
2005E 2006E 2007E 2008E 2009E 2010E 2010E(1)
// Revenue $4,310 $4,745 $4,901 $5,067 $5,178 $5,248 $5,248
EBITDA $ 813 $ 928 $ 963 $1,038 $1,044 $1,061 $1,085
Less: Depreciation & Amortization (247) (266) (281) (292) (303) (314) (314)
EBIT $ 565 $ 663 $ 682 $ 746 $ 741 $ 747 $ 771
Less: Taxes (275) (232) (239) (261) (259) (261) (270)
Tax Rate 49% 35% 35% 35% 35% 35% 35% Tax-effected EBIT $ 291 $ 431 $ 443 $ 485 $ 482 $ 485 $ 501
Plus: Depreciation & Amortization 247 266 281 292 303 314 314
Less: Capital Expenditures (450) (715) (538) (482) (485) (343) (308)
Less: Changes in WC (132) (68) (20) (24) (20) (13) (13)
Free Cash Flow ($44) ($86) $ 166 $ 272 $ 279 $ 443 $ 494 PV of Terminal Value as a Discount PV of Exit Multiple of Enterprise Value Implied Perpetuity Growth Rate Cash Flows 7.5x 8.5x 9.5x 7.5x 8.5x 9.5x 7.5x 8.5x 9.5x
9.00% $756 $5,290 $5,995 $6,700 $6,046 $6,751 $7,457 2.8% 3.5% 4.0%
9.25% 749 5,229 5,927 6,624 5,979 6,676 7,373 3.0% 3.7% 4.3%
9.50% 743 + 5,170 5,859 6,549 = 5,913 6,602 7,291 3.2% 3.9% 4.5%
9.75% 736 5,111 5,793 6,474 5,847 6,529 7,210 3.5% 4.2% 4.7%
10.00% 729 5,054 5,727 6,401 5,783 6,456 7,130 3.7% 4.4% 5.0% Premium / (Discount) to Discount Total Equity Value Equity Value per Share Unaffected Price
Rate Net Debt 7.5x 8.5x 9.5x 7.5x 8.5x 9.5x 7.5x 8.5x 9.5x
9.00% ($70) $6,116 $6,821 $7,526 $72.95 $81.36 $89.77 14% 27% 40%
9.25% (70) 6,048 6,746 7,443 72.14 80.46 88.78 12% 25% 38%
9.50% - (70) = 5,982 6,671 7,361 71.35 79.58 87.80 11% 24% 37%
9.75% (70) 5,917 6,598 7,280 70.57 78.70 86.83 10% 22% 35%
10.00% (70) 5,852 6,526 7,200 69.80 77.84 85.88 9% 21% 34%
Note: Projections as per management. Discounted back to December 31, 2005. Based on 83.838mm shares outstanding including options outstanding of 4.1mm at a weighted average strike price of $41.26, warrants outstanding of 4.4mm ata weighted average strike price of $29.00 and net debt of $227.3mm (including $143.1mm of preferred securities).
(1) EBITDA adjusted for expiration of BCNA management contract and $61mm required to meet 10% IRR threshold for Big Joppa project through 2041. Capex adjusted to reflect lack of inclusion of acquired cash flow.
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# Valuation Analysis

## Discounted Cash Flow Analysis with Acquisitions

### (Dollars in Millions, Except per Share Data)

| | 2005E | 2006E | 2007E | 2008E | 2009E | 2010E | Adjusted 2010E[1] |
|---|---|---|---|---|---|---|---|
| | | Calendar Year Ending December 31, | | | | | |
| Revenue | $4,310 | $4,745 | $6,086 | $6,288 | $6,531 | $6,862 | $6,862 |
| **EBITDA** | **$813** | **$928** | **$1,201** | **$1,285** | **$1,332** | **$1,427** | $1,489 |
| Less: Depreciation & Amortization | (247) | (266) | (360) | (375) | (398) | (427) | (427) |
| EBIT | $565 | $663 | $840 | $910 | $934 | $1,000 | $1,062 |
| Less: Taxes | (275) | (232) | (294) | (319) | (327) | (350) | (372) |
| *Tax Rate* | *49%* | *35%* | *35%* | *35%* | *35%* | *35%* | *35%* |
| Tax-effected EBIT | $291 | $431 | $546 | $592 | $607 | $650 | $690 |
| Plus: Depreciation & Amortization | 247 | 266 | 360 | 375 | 398 | 427 | 427 |
| Less: Capital Expenditures | (450) | (2,415) | (648) | (592) | (955) | (753) | (368) |
| Less: Changes in WC | (132) | (68) | (203) | (29) | (41) | (53) | (53) |
| **Free Cash Flow** | **($44)** | **($1,786)** | **$55** | **$345** | **$9** | **$271** | **$696** |

| Discount Rate | PV of Cash Flows | | PV of Terminal Value as a Exit Multiple of 7.5x | 8.5x | 9.5x | | Enterprise Value 7.5x | 8.5x | 9.5x | Implied Perpetuity Growth 7.5x | 8.5x | 9.5x |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 9.00% | ($1,143) | | $7,258 | $8,226 | $9,194 | | $6,115 | $7,083 | $8,051 | 2.6% | 3.3% | 3.9% |
| 9.25% | (1,143) | | 7,175 | 8,132 | 9,089 | | 6,032 | 6,989 | 7,946 | 2.8% | 3.6% | 4.1% |
| 9.50% | (1,143) | + | 7,094 | 8,040 | 8,986 | = | 5,950 | 6,896 | 7,842 | 3.1% | 3.8% | 4.4% |
| 9.75% | (1,144) | | 7,013 | 7,949 | 8,884 | | 5,870 | 6,805 | 7,740 | 3.3% | 4.0% | 4.6% |
| 10.00% | (1,144) | | 6,934 | 7,859 | 8,783 | | 5,790 | 6,715 | 7,639 | 3.5% | 4.3% | 4.8% |

| Discount Rate | | Net Debt | | Total Equity Value 7.5x | 8.5x | 9.5x | Equity Value per Share 7.5x | 8.5x | 9.5x | Premium / (Discount) to Unaffected Price 7.5x | 8.5x | 9.5x |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 9.00% | | ($70) | | $6,185 | $7,153 | $8,120 | $73.77 | $85.32 | $96.86 | 15% | 33% | 51% |
| 9.25% | | (70) | | 6,102 | 7,059 | 8,015 | 72.78 | 84.19 | 95.61 | 13% | 31% | 49% |
| 9.50% | - | (70) | = | 6,020 | 6,966 | 7,912 | 71.81 | 83.09 | 94.37 | 12% | 29% | 47% |
| 9.75% | | (70) | | 5,939 | 6,874 | 7,810 | 70.84 | 82.00 | 93.15 | 10% | 28% | 45% |
| 10.00% | | (70) | | 5,860 | 6,784 | 7,709 | 69.89 | 80.92 | 91.95 | 9% | 26% | 43% |

*Note: Projections as per management. Discounted back to December 31, 2005. Based on 83.838mm shares outstanding including options outstanding of 4.1mm at a weighted average strike price of $41.26, warrants outstanding of 4.4mm at a weighted average strike price of $29.00 and net debt of $227.3mm (including $143.1mm of preferred securities). Includes acquisition of BCNA at 12/31/06 for $1.7bn and subsequent acquisitions of $350mm in 2009 and 2010 to maintain a ~30% net debt / net cap ratio. Subsequent acquisitions assume an annualized 9.5% pre-tax EBIT return.*

*(1) EBITDA adjusted for expiration of BCNA management contract and $61mm required to meet 10% IRR threshold for Big Joppa project through 2041. Capex adjusted to reflect lack of inclusion of acquired cash flow.*

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Valuation Analysis WACC Analysis
Macroeconomic Assumptions
Ten Year Government Bond Yield at 3/22/06 4.71% Historical Risk Premium (1) 7.20% Estimated Future Market Return 11.91% Levered Marginal Net Debt to Unlevered Levered Unlevered Comparable Companies Beta (2) Tax Rate Equity (3) Beta (4) Return Return (5)
Eagle Materials Inc. 0.84 35.0% 4.8% 0.82 10.8% 10.6% Florida Rock Industries Inc. 1.04 35.0% (1.3%) 1.05 12.2% 12.3% Martin Marietta Materials Inc. 0.95 35.0% 12.6% 0.87 11.5% 11.0% Rinker Group Ltd. 0.71 35.0% 2.4% 0.70 9.9% 9.8% Vulcan Materials Co. 0.87 35.0% 1.6% 0.86 11.0% 10.9% Buzzi Unicem S.p.A. 1.18 35.0% 49.7% 0.89 13.2% 11.1% Cemex S.A. de C.V. 1.21 35.0% 42.2% 0.95 13.4% 11.5% CRH PLC 1.20 35.0% 23.8% 1.04 13.4% 12.2% Hanson PLC 1.05 35.0% 18.2% 0.94 12.3% 11.5% HeidelbergCement AG 1.06 35.0% 48.1% 0.81 12.4% 10.5% Holcim Ltd. 1.22 35.0% 67.4% 0.85 13.5% 10.8% Italcementi S.p.A. 0.67 35.0% 102.8% 0.40 9.5% 7.6% Lafarge S.A. 1.01 35.0% 74.3% 0.68 12.0% 9.6% Titan Cement Co. S.A. 0.71 35.0% 10.5% 0.67 9.8% 9.5% Average 0.98 35.0% 32.6% 0.82 11.8% 10.6%
Lafarge North America Inc. 0.88 35.0% 3.4% 0.86 11.0% 10.9% Capital Structures Net Debt/ Net Debt/ Levered Cost of Equity at Various Unlevered Beta and Capital Structures (6) Capitalization Equity 0.70 0.75 0.80 0.85 0.90
0.0% 0.0% 9.8% 10.1% 10.5% 10.8% 11.2% 15.0% 17.6% 10.3% 10.7% 11.1% 11.5% 11.9% 30.0% 42.9% 11.2% 11.6% 12.1% 12.5% 13.0% 45.0% 81.8% 12.4% 13.0% 13.5% 14.1% 14.6% 60.0% 150.0% 14.7% 15.4% 16.1% 16.8% 17.5% 75.0% 300.0% 19.6% 20.6% 21.7% 22.8% 23.8% Capital Structures Net Debt/ Net Debt/ Est. Cost WACC at Various Unlevered Beta and Capital Structures (7) Capitalization Equity of Debt 0.70 0.75 0.80 0.85 0.90
0.0% 0.0% 5.00% 9.8% 10.1% 10.5% 10.8% 11.2% 15.0% 17.6% 5.50% 9.3% 9.7% 10.0% 10.3% 10.7% 30.0% 42.9% 6.00% 9.0% 9.3% 9.6% 9.9% 10.3% 45.0% 81.8% 6.50% 8.7% 9.0% 9.3% 9.7% 10.0% 60.0% 150.0% 7.00% 8.6% 8.9% 9.2% 9.5% 9.7% 75.0% 300.0% 7.50% 8.6% 8.8% 9.1% 9.3% 9.6%
(1) Historical spread between the long bond and the S&P 500. Source: IbbottsonAssociates 2005 Yearbook. (2) 60 month adjusted Beta. (3) Book Value of Net Debt to Market Value of Equity. (4) Unlevered Beta equals (Levered Beta/(1 + ((1 -Tax Rate) * Debt/Equity)). Assumes Beta of debt equals zero. (5) UnleveredReturn equals (Estimated Future Risk Free Rate + (UnleveredBeta * Risk Premium)). (6) Levered Cost of Equity equals (Estimated Future Risk Free Rate +(Levered Beta * Risk Premium)). (7) WACC equals ((Net Debt/Capitalization * (Cost of Debt * (1 -Tax Rate))) + (Equity/Capitalization * Levered Cost of Equity)).
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Affordability Analysis
The Blackstone Group

Affordability Analysis Assumptions
Offer Terms
Capital Structure
Projections
Synergies
Fees & Expenses
Foreign Exchange
Tax Rates
100% cash transaction Offer price range $75 / share — $95 / share
Acquistion financed at an average cost of debt of 5.0% (consistent with JP Morgan / BNP Paribas presentation to SA Board of Directors of February 5, 2006)
NA projections based on management 2006 outlook and 2007 preliminary management projections
NA results include management fee, incentive fee and SG&A reimbursement paid by Lafarge SA for management of BCNA assets
S.A. results for 2006 and 2007 based on JP Morgan / BNP Paribas presentation to Lafarge SA Board of Directors
Assumes run-rate after-tax synergies of EUR 20 million 50% realized in 2006, 100% realized in Year 2007, grown at 2% annually thereafter
Acquisition transaction fees and expenses assumed at EUR16.2 million (US$19.4 million) as per Schedule TO filed by Lafarge S.A.
Financing fees assumed to be 50 bps Exchange rate of US$1.20 / EUR 1.00 NA tax rate of 35.0% as per preliminary results of internal model
SA and pro forma tax rate of 30.0% (consistent with JP Morgan / BNP Paribas presentation to SA Board of Directors)
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# Affordability Analysis
## Accretion / Dilution Results

| Offer Price | Offer Premium[1] | Net Offer Value[2] | Accretion / (Dilution) 2006E € | 2006E % | 2007E € | 2007E % | FYE'05E Debt / LTM EBITDA |
|---|---|---|---|---|---|---|---|
| $75.00 | 16.7% | $2,984 | € 0.44 | 6.4% | € 0.52 | 6.8% | 4.0x |
| 77.50 | 20.6% | 3,093 | 0.42 | 6.1% | 0.50 | 6.6% | 4.0 |
| 80.00 | 24.5% | 3,203 | 0.40 | 5.9% | 0.48 | 6.4% | 4.0 |
| 82.50 | 28.4% | 3,312 | 0.39 | 5.6% | 0.47 | 6.2% | 4.1 |
| 85.00 | 32.3% | 3,421 | 0.37 | 5.4% | 0.45 | 5.9% | 4.1 |
| 87.50 | 36.2% | 3,531 | 0.35 | 5.1% | 0.43 | 5.7% | 4.1 |
| 90.00 | 40.1% | 3,640 | 0.33 | 4.9% | 0.41 | 5.5% | 4.2 |
| 92.50 | 44.0% | 3,749 | 0.32 | 4.6% | 0.40 | 5.3% | 4.2 |
| 95.00 | 47.9% | 3,859 | 0.30 | 4.4% | 0.38 | 5.0% | 4.2 |
| Lafarge S.A. Standalone [3] | | | € 6.85 | | € 7.55 | | 3.7x |

(1) *Premium to closing price on trading day prior to announcement of tender offer (February 3, 2006) of $64.25.*
(2) *Based on 35.241mm shares per management (including 3.136mm exchangeable preference shares for Lafarge Canada not currently beneficially owned by Lafarge Group), 4.103 mm options outstanding at a weighted average strike price of $41.26, and warrants to acquire 4.400mm shares at a strike price of $29.00/share. Option proceeds of $169.3mm (as per 2005 10-K) and warrant proceeds of $127.6mm (as per latest Proxy) applied against "Net Offer Value".*
(3) *Lafarge S.A. results for 2006 and 2007 based on JP Morgan presentation to Lafarge S.A. Board of Directors. Lafarge N.A. results for 2006 based on management outlook; 2007 results based on Wall Street research.*

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